LEGG MASON INVESTORS TRUST, INC.

                              ARTICLES OF AMENDMENT

         Legg Mason Investors Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On November 10, 2000, the Board of Directors of Legg Mason Investors Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on May 5, 1993, under authority contained in the Corporation's charter, has:

                  (a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion six hundred million (1,600,000,000) to one billion nine hundred million (1,900,000,000) shares;

                  (b) created and established a new share class of Legg Mason Financial Services Fund to be known as the "Legg Mason Financial Services Fund, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Financial Services Fund, Financial Intermediary Class";

                  (c) created and established a new share class of Legg Mason American Leading Companies Trust to be known as the "Legg Mason American Leading Companies Trust, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason American Leading Companies Trust, Financial Intermediary Class"; and

                  (d) created and established a new share class of Legg Mason U.S. Small-Capitalization Value Trust to be known as the "Legg Mason U.S.
Small-Capitalization Value Trust, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason U.S. Small-Capitalization Value Trust, Financial Intermediary Class".

         The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all of the authorized shares was one million six hundred thousand (1,600,000) dollars; as increased, the aggregate par value of all of the shares is one million nine hundred thousand (1,900,000) dollars.

         SECOND: Each Class A, Primary Class, Institutional Class, and Financial Intermediary Class share of Legg Mason Financial Services Fund (herein referred to as the "FSF Series") shall represent investment in the same pool of assets as every other share of the FSF Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other

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share of the FSF Series,  except as provided  in the  Corporation's  Articles of
Incorporation and as set forth below:

         (1) The net asset values of Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares of the FSF Series shall be calculated separately. In calculating the net asset values,

                  (a) Each class of the FSF Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the FSF Series shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all classes of the FSF Series, in the proportion that the net asset value of that class bears to the net asset value of the FSF Series, except as the SEC may otherwise require.

         (2) Dividends and other distributions (if any) shall be paid on Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares of the FSF Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                  (a) Each class of the FSF Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the FSF Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to each class of the FSF Series, in the proportion that the net asset value of that class bears to the net asset value of the FSF Series, except as the SEC may otherwise require.

         (3) Each class of the FSF Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the FSF Series shall vote together, and every share of the FSF Series, regardless of class, shall have an equal vote with every other share of the FSF Series.

         THIRD: Each Primary, Institutional, and Financial Intermediary Class share of the series designated Legg Mason American Leading Companies Trust and Legg Mason U.S. Small-Capitalization Value Trust (each herein referred to as a "Series") shall represent investment in the same pool of assets as every other

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share of the same  Series and shall have the same  preferences,  conversion  and
other  rights,  voting  powers,  restrictions,   limitations  as  to  dividends,
qualifications  and terms and  conditions  of redemption as every other share of
the  same  Series,   except  as  provided  in  the  Corporation's   Articles  of
Incorporation and as set forth below:

         (1) The net asset values of Primary, Institutional, and Financial Intermediary Class shares of a Series shall be calculated separately. In calculating the net asset values,

                  (a) Each class of a Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of a Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all classes of the respective Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require.

         (2) Dividends and other distributions (if any) shall be paid on Primary, Institutional, and Financial Intermediary Class shares of a Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Primary, Institutional, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                  (a) Each class of a Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of a Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to each class of the respective Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require.

         (3) Each class of a Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of a Series shall vote together, and every share of a Series, regardless of class, shall have an equal vote with every other share of that Series.

         FOURTH:  Immediately  before filing these  Articles of  Amendment,  the
Corporation   had   authority   to  issue  one  billion   six  hundred   million

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(1,600,000,000)  shares of Common Stock,  $0.001 par value per share,  having an aggregate par value of one million six hundred thousand (1,600,000) dollars. These shares were classified as follows:

Designation                     Number of Shares
-----------                     ----------------

Legg Mason Financial            125,000,000 Class A Shares
Services Fund                   125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares

Legg Mason American Leading     250,000,000 Primary Class Shares
Companies Trust                 250,000,000 Institutional Class Shares

Legg Mason U.S. Small           50,000,000 Primary Class Shares
Capitalization Value Trust      50,000,000 Institutional Class Shares

Legg Mason Balanced Trust       375,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                125,000,000 Financial Intermediary Class Shares

         FIFTH: Immediately after filing these Articles of Amendment, the Corporation shall have authority to issue one billion nine hundred million (1,900,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million nine hundred thousand (1,900,000) dollars. These shares are classified as follows:

Designation                     Number of Shares
-----------                     ----------------

Legg Mason Financial            125,000,000 Class A Shares
Services Fund                   125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason American Leading     250,000,000 Primary Class Shares
Companies Trust                 250,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason U.S. Small-          50,000,000 Primary Class Shares
Capitalization Value Trust      50,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason Balanced Trust       375,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                125,000,000 Financial Intermediary Class Shares

         SIXTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly

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permitted by Sections  2-105(a)(12)  and  2-605(a)(2)  of the  Maryland  General
Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         EIGHTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on April 25, 2001.

ATTEST:                                LEGG MASON INVESTORS TRUST, INC.



/s/ Kevin Ehrlich                      By: /s/ Marc R. Duffy
-----------------------------              -----------------------------------
Kevin Ehrlich                              Marc R. Duffy
Assistant Secretary                        Vice President and Secretary


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